LIMITED POWER OF ATTORNEY
I, ARD-JEN SPIJKERVET, appoint KATHRYN D. INGRAHAM,
JAMES DUDEK JR., and BRANDON FRANK and VALERIE S. SPURLIN to serve as my Attorneys-in-Fact and Agents and to exercise the powers and discretions set forth below:
To execute on my behalf any and all Securities and Exchange
Commission Form 3, Forms 4 and 5
relating to the disclosure of my beneficial ownership of securities in
ACCO Brands Corporation; and To execute all other such documents or things in my name as the Agents may deem necessary to meet filing requirements of the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

This Power of Attorney shall at all times be
binding with respect to all
actions taken by the Agent in accordance with the terms
of this Power of Attorney.
I hereby ratify and confirm all lawful acts performed
by the aforesaid individuals
under the scope of this Limited Power of Attorney.
The powers granted by this Power
of Attorney shall lapse and cease to have effect at
such time as I am no longer an
executive officer or director of ACCO Brands Corporation,
or until such time as I have
revoked this authority in writing.
I, ARD-JEN SPIJKERVET, have executed this Limited
Power of Attorney
on the 22nd day of October 2025.
/s/ Ard-Jen Spijkervet
STATE OF ILLINOIS
COUNTY OF LAKE
Signed before me on this 22nd day of October 2025.
/s/ Arlene J. Kruser
Notary Public
My Commission expires:  December 5, 2028
[SEAL]